CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of the ICAP Funds, Inc.


      We  consent to the incorporation by reference  in

Post-Effective  Amendment No.  6  to  the  Registration

Statement on Form N-1A of the ICAP Funds, Inc.  of  our

report  dated  January 24, 1997, on our audits  of  the

financial  statements and financial highlights  of  the

ICAP Discretionary Equity Portfolio and the ICAP Equity

Portfolio,  which  constitute ICAP Funds,  Inc.,  which

report  is included in the Annual Report for  the  year

ended December 31, 1996, which is also incorporated  by

reference  in  the  Registration  Statement.   We  also

consent  to  the  reference  to  our  Firm  under   the

captions, "FINANCIAL HIGHLIGHTS" in the Prospectus  and

"INDEPENDENT   ACCOUNTANTS"   in   the   Statement   of

Additional Information.

                               /s/  Coopers  &  Lybrand L.L.P.

                              COOPERS & LYBRAND L.L.P.



Milwaukee, Wisconsin
December 22, 1997